As filed with the Securities and Exchange Commission on August 20, 2002

                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               PROCYON CORPORATION
             (Exact name of registrant as specified in its charter)

                  Colorado                                 59-3280822
        (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)                 Identification No.)

                        1150 Cleveland Street, Suite 410
                            Clearwater, Florida 33755
                            Telephone: (727) 447-2998
                        (Address and telephone number of
                    registrant's principal executive offices)

               Procyon Corporation 1998 Omnibus Stock Option Plan
                            (Full title of the plan)

                            ------------------------

        John C. Anderson                                   Copy to:
      Procyon Corporation                          Martin M. Berliner, Esq.
1150 Cleveland Street, Suite 410              Berliner Zisser Walter & Gallegos,
   Clearwater, Florida 33755                                 P.C.
   Telephone: (727) 447-2998                   1700 Lincoln Street, Suite 4700
  (Name, address and telephone                      Denver, Colorado 80203
  number of agent for service)                    Telephone: (303) 830-1700

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                      Proposed       Proposed
Title of                              Maximum        Maximum
Securities                            Offering       Aggregate      Amount of
to be               Amount to          Price         Offering      Registration
Registered        be Registered       Per Share       Price            Fee
----------        -------------       ---------       -----            ---

Common Stock       200,000 (1)        $0.60 (2)      $120,000         $11.04

Common Stock        75,000 (1)         1.60 (2)       120,000          11.04
                   -------                           --------         ------

Total              275,000                           $240,000         $22.08

================================================================================

     (1) Represents 275,000 shares of our common stock that may be issued upon exercise of stock options granted pursuant to the Procyon Corporation 1998 Omnibus Stock Option Plan..

     (2) Based upon the exercise prices of the options outstanding under the 1998 Omnibus Stock Option Plan.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information required in Part I of this registration statement pertaining to shares of our common stock issuable upon exercise of options under the Procyon Corporation 1998 Omnibus Stock Option Plan will be sent or given to you as required by Rule 428 under the Securities Act of 1933. Such documents are not being filed with the SEC in accordance with the requirements of Part I of Form S-8, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents:

     (1) Our Annual Report on Form 10-K (File No. 0-17449) for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission on October 12, 2001 and amended on October 29, 2001;

     (2) All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2001; and

     (3) The description of our common stock contained in our Registration Statement on Form S-1, S.E.C. File No. 33-13273, including any amendment thereto or report filed for the purpose of updating such description.

     Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Officers and Directors.

     Sections 7-109-102 and 7-109-107 of the Colorado General Corporate Law provides that a corporation may indemnify directors and officers, as well as employees, fiduciaries and agents, against reasonable expenses actually incurred by any such person in connection with any proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such company. The Colorado General Corporate Law provides that Section 7-109-107 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, general or specific action of the board of directors or shareholders or by contract. Article X of our Bylaws provide for indemnification of our directors, officers, employees, fiduciaries and agents to the fullest extent permitted by the Colorado General Corporate Law.

     We have not, as of this time, obtained any directors' and/or officers' insurance providing for indemnification of our directors, officers and/or employees for certain liabilities. We have not entered into any indemnification agreements with any of our current or past directors or officers providing for indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     See Exhibit Index on page 6.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Florida, on this 19th day of August, 2002.


                                         PROCYON CORPORATION



                                         By: /s/ John C. Anderson
                                         ------------------------
                                         John C. Anderson, President and acting
                                         Principal Executive, Financial and
                                         Accounting Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Anderson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                           Title                      Date
-------------------------     ------------------------------     --------------

/s/ John C. Anderson          President and Acting Principal     August 19, 2002
-------------------------     Executive, Financial and
    John C. Anderson          Accounting Officer


/s/ Chester L. Wallack        Director                           August 20, 2002
-------------------------
    Chester L. Wallack

/s/ Fred W. Suggs, Jr.        Director                           August 19, 2002
-------------------------
    Fred W. Suggs, Jr.

/s/ Alan B. Crane             Director                           August 20, 2002
-------------------------
    Alan B. Crane

/s/ Richard T. Thomson        Director                           August 19, 2002
-------------------------
    Richard T. Thomson

/s/ Jeffery S. Slowgrove      Director                           August 19, 2002
-------------------------
    Jeffery S. Slowgrove

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------

5.1 Opinion of Berliner Zisser Walter & Gallegos, P.C. regarding legality of the securities covered by this Registration Statement.

23.1 Consent of Giunta, Ferlita & Walsh, P.A., independent certified accountants.

23.2 Consent of Berliner Zisser Walter & Gallegos, P.C. is included in the opinion in Exhibit 5.1.

24.1        Power of Attorney (included on page 5).